Exhibit 99.1

Press Release, dated July 2, 2010.

Company Contact:
Mr. Dishan Guo
Chief Executive Officer
China Internet Cafe Chain Company Limited
Tel: +86 755-2894-3820

Investor Relations Contact:
CCG Investor Relations
Mr. Crocker Coulson, President
CCG Investor Relations
Email: crocker.coulson@ccgir.com
Tel: +1-646-213-1915

FOR IMMEDIATE RELEASE

China Unitech Group, Inc.
Completes Reverse Acquisition of Shenzhen Based Internet Café Company

SHENZHEN, China, July 2 – China Unitech Group, Inc. (the "Company") (CUIG.OB) announced that it has successfully closed a share exchange transaction with the shareholder of Classic Bond Development Limited, a British Virgin Islands corporation (" Classic Bond"). The Company will operate through its variable interest entities in China to execute the current business plan of those affiliates which involves the operation of a chain of China-based internet cafes. The new public company is quoted on the OTCQB Market under the ticker symbol "CUIG".

In the share exchange transaction, Classic Bond's shareholders were granted 19,000,000 newly issued shares of the Company's Common Stock, representing approximately 94% of the total issued and outstanding capital stock of the Company, in exchange for 100% of the issued and outstanding shares of Classic Bond. After the share exchange transaction, there are 20,200,000 shares of the Company's Common Stock outstanding.

As a result of the share exchange transaction, Classic Bond has become a wholly-owned subsidiary of the Company. Mr. Dishan Guo was appointed to the Board of Directors of the Company and the Company's executive officers were replaced by the executive officers of Classic Bond and its subsidiaries upon the closing of the share exchange. The Company plans to amend its Articles of Incorporation to change the name of the Company to China Internet Café Holdings Group, Inc.

"We are delighted to have successfully closed the going public transaction," said Dishan Guo, the new Chairman of the Company. "Our company has continued to grow in the past. We expect that being a US public company will provide us with a good trading platform. We also look forward to leveraging our public listing to become a recognized national internet café operation under our Dragon Surf brand "

As of March 31, 2010, the Company's variable interest entity owned a chain of 28 internet cafés in Shenzhen, Guangdong, China. It provides top quality internet café facilities and is the largest internet café chain operator in Shenzhen. The Company provides internet access at reasonable prices to students and migrant workers. Over 99% of its revenues come from selling access time to our computers.

About China Unitech Group Inc.

China Unitech Group Inc. is the holding company of Classic Bond Development Limited. Operating through its variable interest entity in China, Junlong Culture Communication Co. Ltd ("Junlong"), is a leading internet cafe chain operator headquartered in Shenzhen, China. Established in 2003, Junlong is one of the largest of five internet cafe chain operators in Shenzhen with 28 company-owned stores. Junlong's internet cafes are operated and managed under the Dragon Surf brand. Its robust system offers a one-stop entertainment and media venue for customers including VOIP, instant messaging, online games, snacks and drinks. Its internet cafes are typically located in high traffic areas that target mature students and migrant workers. The Company currently employs about 300 full time employees.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Unitech Group, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to grow, despite the current global economic environment; the Company's ability to upgrade to a national exchange; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

# # #